Exhibit 10.1

AMENDMENT NO. 1 TO
SEPARATION AGREEMENT AND GENERAL RELEASE

This Amendment No. 1 (the “Amendment”), effective as of April 3, 2009, by and between Strategic Diagnostics Inc., a Delaware corporation, together with each and every one of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, assigns, directors, officers, employees and agents, whether named herein or otherwise, on the other hand (hereinafter collectively referred to as the “Company”), and Stanley Fronczkowski (“Fronczkowski”), to that certain Separation Agreement and General Release, dated as of December 8, 2008, by and between the Company and Fronczkowski (the “Separation Agreement”).  All terms not otherwise defined herein shall have the meanings given such terms in the Separation Agreement.

WHEREAS, the Company and Fronczkowski agreed in the Separation Agreement that Fronczkowski was to be released from employment by SDI effective April 3, 2009; and

WHEREAS, the Company and Fronczkowski wish to extend that date such that Fronczkowski shall be released from employment by SDI effective June 30, 2009, and to make certain other changes to the Separation Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree to amend the Separation Agreement as follows:

1.           Date of Separation.  The reference in Section 6(a) of the Separation Agreement to April 3, 2009 shall instead be deemed to refer to July 3, 2009.

2.           Benefits Continuation.  The reference in Section 6(c) of the Separation Agreement to October 31, 2009 shall instead be deemed to refer to January 31, 2010.

3.           Payment in Lieu of Outplacement Services. The Company shall, in satisfaction of its obligation set forth in Section 5(h) of the Separation Agreement, pay Fronczkowski, within ten (10) days after the Separation Date, in cash, the amount of $20,000.  Such payment will be deemed to satisfy in full all obligations of the Company under Section 5(h) of the Separation Agreement.  Fronczkowski shall not be entitled to receive this payment unless he delivers to the Company, on the date of such payment, a General Release in the Form set forth as Exhibit A to the Separation Agreement.

4.           Miscellaneous.

  (a)              Reaffirmation.  Except as expressly modified hereby, the Parties hereby reaffirm each and every provision set forth in the Separation Agreement and, except as modified hereby, the Parties acknowledge and agree that each provision and obligation therein continues in full force and effect.

  (b)             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on May 14, 2009, effective as of the date first above written.

STRATEGIC DIAGNOSTICS INC.

By	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: Chief Executive Officer

/s/ Stanley Fronczkowski
Stanley Fronczkowski

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